Exhibit 99.1

Cellular Biomedicine Group Announces Appointment of New CEO

PALO ALTO, California, September, 30, 2013 /PRNewswire/ Cellular Biomedicine Group, Inc. (OTCQB:CBMG) announced today that it has promoted Dr. Wei (William) Cao to serve as its Chief Executive Officer.  Dr. Cao will replace Dr. Wen Tao (Steve) Liu, the Chairman and CEO, who will step down as CEO to focus on CBMG’s North America strategy and to provide leadership for company’s board of directors.  Dr. Cao previously served as the company’s President and a director on the board.

Dr. Cao brings over 30 years of industry experience to CBMG, who was among the founding executives of CBMG, having joined the company as Director, President and Chief Operating Officer in 2010.  In his previous role he led the opening of CBMG’s state-of-the art GMP manufacturing facility in Shanghai, China.  Dr. Cao has been directly responsible for commercialization initiaitves, research and development, clinical trials and supply chain/manufacturing for our cytotherapy business. Under Dr. Cao’s leadership CBMG has successfully built an intellectual property portfolio including the filings for 24 patents in China and 4 patents under the Patent Cooperation Treaty (PCT).  Thus far 9 of the 24 patents have been granted in China, which provide the Company with freedom of operation in China within the field covered by these patents.  Prior to joining CBMG in 2010, Dr. Cao served as Affymetrix’s Chief Legal Representative and Country Manager of Greater China.

“I am pleased to have been selected by the board to lead CBMG in the next phase of its growth plan,” says Dr. Cao. “our proprietary Adipose cell platform enables practitioners to manage translational medicine in a compelling way. I am excited to continue the integration of Adipose cell technology into disease treatment to fuel the company’s growth and innovation.”

"We are thrilled to have Dr. Cao take the helm of CBMG," said Wen Tao (Steve) Liu, Executive Chairman of the Board.  “Dr. Cao has been instrumental in establishing CBMG’s Adipose technology platform and led the team’s focus to commercialize treatment with quick time-to-market clinical trials addressing major diseases for which there is no current practical solution.  He has  a broad range of pharmaceutical and biomedicine experience and leadership qualities, along with a conviction and compassion for patients and their challenges. This exceptional skill set makes him a highly qualified and exemplary leader who can take CBMG to the next level as a translational biomedicine company."

 About Cellular Biomedicine Group

Cellular Biomedicine Group, Inc. develops proprietary cell therapies for the treatment of certain degenerative diseases and cancers.  Our developmental stem cell, progenitor cell, and immune cell projects are the result of research and development by scientists and doctors from China and the United States. Our flagship GMP facility, consisting of eight independent cell production lines, is designed, certified and managed according to U.S. standards.  To learn more about CBMG, please visit: www.cellbiomedgroup.com

Forward-Looking Statements

Statements in this press release relating to plans, strategies, trends, specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors inherent in doing business. Forward-looking statements may be identified by terms such as "may," "will," "expects," "plans," "intends," "estimates," "potential," or "continue," or similar terms or the negative of these terms. Although CBMG believes the expectations reflected in the forward-looking statements are reasonable, they cannot guarantee that future results, levels of activity, performance or achievements will be obtained. CBMG does not have any obligation to update these forward-looking statements other than as required by law.

Contact:
Jeff Ramson
Investor Relations
ProActive Capital Group
+1 646-863-6341

Sarah Kelly
Director of Corporate Communications, CBMG
+1 650 566 5064
sarah.kelly@cellbiomedgroup.com